Exhibit 99.1

Blue Whale Acquisition Corp I Announces Redemption of Class A Ordinary Shares

NEW YORK and ABU DHABI, UAE—July 28, 2023—Blue Whale Acquisition Corp I (the “Company”) announced today that due to the Company not consummating an initial business combination within the time period disclosed in its registration statement on Form S-1 which was declared effective on August 3, 2021 (File No. 333-257816) (the “Registration Statement”), the Board of Directors of the Company has elected to dissolve and liquidate the Company in accordance with the Registration Statement.

As disclosed in the Registration Statement, if the Company does not consummate an initial business combination within 24 months of the closing of the Company’s initial public offering, or August 6, 2023, the Company will: (a) cease all operations except for the purpose of winding up, (b) as promptly as reasonably possible but not more than ten business days thereafter, redeem its Class A ordinary shares (the “Public Shares”), at a per-Share price, payable in cash, equal to the aggregate amount then on deposit in the Company’s trust account (the “Trust Account”) held with Continental Stock Transfer & Trust Company (“Continental”), including interest (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable), divided by the number of then outstanding Public Shares in issue, which redemption will completely extinguish the rights of the holders of Public Shares as Shareholders (including the right to receive further liquidation distributions, if any); and (c) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining Shareholders and the Board, liquidate, wind-up and dissolve, subject in each case, to its obligations under Cayman Islands law to provide for claims of creditors and the requirements of applicable law.

Net of taxes and dissolution expenses, the per-share redemption price for the Public Shares is expected to be approximately $10.15 (the “Redemption Amount”) based upon the amount held in the trust account as of July 26, 2023, which was $232,965,073.07.

The Company anticipates that the Public Shares, as well as the Company’s publicly traded units, and warrants will cease trading as of the close of business on August 4, 2023. After August 6, 2023, the Company shall cease all operations except for those required to redeem the Public Shares and wind up the Company’s business. The redemption of the Public Shares is expected to be completed within ten business days after August 6, 2023, by August 18, 2023 (the “Expected Redemption Date”). As of the Expected Redemption Date, the Public Shares will be deemed cancelled and will represent only the right to receive the Redemption Amount.

There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless.

In order to provide for the disbursement of funds from the Trust Account, the Company will instruct Continental to take all necessary actions to liquidate the Trust Account. Registered holders may redeem their shares for their pro rata portion of the proceeds of the Trust Account upon presentation of their respective share or unit certificates or other delivery of their shares or units to Continental, the Company’s transfer agent. Beneficial owners of Public Shares held in “street name,” however, will not need to take any action in order to receive the Redemption Amount.

The Company expects that The Nasdaq Stock Exchange LLC will file a Form 25 with the U.S. Securities and Exchange Commission (the “SEC”) to delist its securities. The Company thereafter expects to file a Form 15 with the SEC to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended.

About Blue Whale Acquisition Corp I

Blue Whale Acquisition Corp I is an organized blank check company formed by an affiliate of Mubadala Capital. Mubadala Capital is the asset management subsidiary of Mubadala, a leading global sovereign investor headquartered in Abu Dhabi. In addition to managing its own balance sheet investments, Mubadala Capital manages c. $9 billion in third-party capital vehicles on behalf of institutional investors in each of its business, including three private equity funds, two early stage venture funds, a public fund and a fund in Brazil focused on special situations. Mubadala Capital is a differentiated and value-added investor that leverages both the Mubadala network and the relationships embedded within the investment team to source proprietary investment opportunities on a global basis. Mubadala Capital invests across a range of asset classes including private equity, public equity and venture capital. Each business employs a fundamentals-driven investment strategy, prioritizing capital preservation and long-term value creation.

Mubadala Capital has a long track record of successfully identifying category leaders suitable for investment, especially in media, entertainment, and premium content and services sectors. Representative transactions the firm has consummated in the recent past include EMI Music Publishing (acquired in 2012 and successfully exited in 2018, making Mubadala Capital one of the few institutional investors to successfully structure, purchase and exit a major music asset in the last decade), Endeavor (acquired in 2014), Reigning Champs (acquired in 2014), Imagine Entertainment (acquired in 2016), YES Network (acquired in 2019) and Looping Group (acquired in 2019). In total, these transactions and others in the media, entertainment and premium content and services sectors represent more than $1 billion of capital deployed.

Forward-looking statements

This press release may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this report are forward-looking statements. When used in this report, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to the Company or its management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the SEC. All subsequent written or oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s Annual Report on Form 10-K filed with the SEC on April 24, 2023 and Quarterly

Report on Form 10-Q filed with the SEC on May 22, 2023, and as those may be further amended and/or supplemented in subsequent filings with the SEC. Copies of such filings are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this report, except as required by law.

Media contact:

Salam Kitmitto

sakitmitto@mubadala.ae

+971 50 276 9286

Mubadala Capital

Katie Kuga Wenner

kwenner@mubadalacapital.ae

SOURCE Blue Whale Acquisition Corp I

3